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                                                                   EXHIBIT 10(N)

                           UNION PLANTERS CORPORATION
                              AMENDED AND RESTATED
                            1992 STOCK INCENTIVE PLAN


1. DEFINITIONS. In this Plan, except where the context otherwise indicates, the following definitions apply:

         a) "Agreement" means the written agreement implementing a grant of an Option or an Award of Restricted Stock under the Plan.

         b)  "Board" means the Board of Directors of the Company.

         c)  "Code" means the Internal Revenue Code of 1986, as amended.

         d) "Committee" means the committee referred to in Section 3. Unless otherwise determined by the Board, the Stock Option Committee of the Board shall be the Committee.

         e) "Common Stock" means the authorized but unissued common stock, par value $5, of the Company.

         f)  "Company" means Union Planters Corporation.

         g) "Date of Exercise" means the date on which the Company receives notice pursuant to Section 7 of the exercise of an Option.

         h) "Date of Grant" means the date on which an Option or Restricted Stock is granted or awarded by the action of the Committee.

         i) "Director" means any person who is a director of the Company or any Subsidiary.

         j)  "Director-Employee" means an Employee who is also a Director.

         k) "Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary, including officers, Directors, and Director-Employees.

         l) "Fair Market Value" of a share of Common Stock means the amount equal to the closing price for a share of Common Stock on the New York Stock Exchange as reported in The Wall Street Journal or, if the Common Stock is not traded on the New York Stock Exchange, then the Fair Market Value of such Common Stock as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

         m) "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option under Section 422 of the Code.

         n) "Nonstatutory Stock Option" means an Option which is not an Incentive Stock Option.

         o) "Officer" means any person who is an officer of the Company or any Subsidiary.

         p) "Option" means the right to purchase from the Company a specified number of shares of Common Stock, which right shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option.

         q) "Optionee" means an Employee to whom an Option or Restricted Stock has been granted or awarded.

         r) "Option Period" means the period during which an Option may be exercised.
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      s)  "Option Price" means the price per share at which an Option may be exercised.

      t) "Plan" means the Union Planters Corporation Amended and Restated 1992 Stock Incentive Plan.

      u) "Reload Option" means an Option granted to an Optionee upon the surrender of shares of Common Stock in payment of an Option Price upon the exercise of an Option. The Option Price for any Reload Option shall be the Fair Market Value at the date the Common Stock is surrendered as payment pursuant to Section 3(d)(iv). Other terms of the Reload Option shall be the same as contained in the Option Agreement relating to the Option exercised.

      v) "Restricted Stock" means shares of Common Stock awarded pursuant to the provisions of Section 11.

      w) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      x) "Subsidiary" means a corporation of which at least 50 percent of the total combined voting power of all classes of stock is held by the Company, either directly or through one or more other Subsidiaries.

2. PURPOSE. The purposes of the Plan are: (1) to encourage stock ownership by management and other key Employees in order to closely associate their interests with the Company's shareholders by reinforcing the relationship between Plan participants' rewards and shareholder gains; (2) to maintain competitive compensation levels in order to continue to attract highly talented persons; and (3) to provide an incentive to management and other key Employees for continuous employment with the Company or its Subsidiaries.

3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "nonemployee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) and "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award made by the Committee, which award is otherwise validly made under the Plan. The Board shall have the power to fill vacancies on the Committee or to replace members of the Committee with other members of the Board at any time. In addition to any other powers granted to the Committee, it shall have the following powers subject to the express provisions of the Plan:

     a) subject to the provisions of Sections 4, 6, and 11, to determine in its sole discretion the Employees to whom Options or Restricted Stock shall be granted or awarded under the Plan, the number of shares which shall be subject to each Option or Restricted Stock grant, the terms upon which, the times at which, and the periods within which such Options may be acquired and exercised, and the terms and conditions of Restricted Stock awards;

     b) to grant Options to, and to award Restricted Stock to, Employees selected by the Committee in its sole discretion;

     c) to determine all other terms and provisions of each Agreement, which need not be identical;

     d)  without limiting the foregoing, to provide in its sole discretion in an
         Agreement:

         i) for an agreement by the Optionee to render services to the Company or a Subsidiary upon such terms and conditions as are specified in the Agreement, provided that the Committee shall not have the power to commit the Company or any Subsidiary to employ or otherwise retain any Optionee;

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         ii)   for restrictions on the transfer, sale, or other disposition of
               Common Stock issued to the Optionee upon the exercise of an Option or for other restrictions permitted by Section 11 with respect to Restricted Stock;

         iii) for an agreement by the Optionee to resell to the Company, under specified conditions, Common Stock issued upon the exercise of his Option or awarded as Restricted Stock; and

         iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery (including constructive delivery) of shares of Common Stock (other than Restricted Stock) valued at Fair Market Value on the Date of Exercise of the Option, or by a combination of cash and shares of Common Stock;

          v) for the automatic issuance of a Reload Option for the same number of shares delivered as payment (or partial payment) of the Option Price as provided in Section 3(d)(iv) above and, to the extent authorized by the Committee, for the number of shares used to satisfy any tax withholding requirement incident to the exercise of an Option as provided for in Section 12. The number of shares covered by a Reload Option shall not exceed (1) the number of shares, if any, surrendered as payment or (2) the number of shares remaining available for granting under the Plan, whichever shall be less. No Reload Options shall issue to an Optionee who exercises any Option pursuant to the terms of this Plan following termination of his employment.

     e)  to construe and interpret the Agreements and the Plan;

     f) to require, whether or not provided for in the pertinent Agreement, of any person acquiring or exercising an Option or acquiring Restricted Stock, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities and tax laws of the United States or of any state; and

     g) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         Any determinations or actions made or taken by the Committee pursuant to this Section shall be binding and final.

4. ELIGIBILITY. Participants in the Plan shall be selected by the Committee from key Employees occupying responsible managerial or professional positions and who have the ability to make a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of grants and awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company or to its Subsidiaries, and past and potential contributions to the Company's profitability and sound growth. Members of the Committee shall not receive awards or grants under the Plan during their tenure on the Committee unless approved by the Board of Directors.

           Options and Restricted Stock may be granted only to Employees; provided, however, that Directors who are not also full-time employees shall not be eligible to receive Incentive Stock Options. An Employee who has been granted an Option or Restricted Stock may be granted additional Options and Restricted Stock.

5. STOCK SUBJECT TO THE PLAN. There is hereby reserved for issuance upon the exercise of Options granted under the Plan or the award of Restricted Stock under the Plan an aggregate of 13,000,000 shares of Common Stock. If an Option granted under the Plan expires or terminates for any reason without having been fully exercised or if shares of Restricted Stock granted under the Plan are forfeited, the unpurchased shares of Common Stock which had been subject to such Option at the time of its expiration or termination or the forfeited shares of Restricted Stock, as the case may be, shall become available for awards by the Committee of other Options or

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     Restricted Stock under the Plan. The total number of shares of Common Stock available to grant to any one Optionee will not exceed 20% of the total shares subject to grant.

6.   OPTIONS.

     a) Each Option grant shall be evidenced by an Agreement, which shall indicate whether the Option is intended to be a Nonstatutory Stock Option or an Incentive Stock Option.

     b) The Option Price shall be determined by the Committee, but in no event shall the Option Price be less than the greater of the Fair Market Value of the Common Stock determined as of the Date of Grant or the par value of the Common Stock.

     c) The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, than an Option shall not be exercisable after ten years from the Date of Grant.

     d) To the extent that the aggregate fair market value (determined on the date the Option is granted) of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by any Optionee during any calendar year exceeds $100,000, such Option shall be treated as a Nonstatutory Stock Option.

     e) All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options, and with all other applicable rules and regulations.

     f) The Committee may permit the Optionee to defer the issue or transfer of Common Stock which would otherwise be issued or transferred to such Optionee upon exercise of the Option. Such deferral shall be at a time, in an amount, and in a manner that is in accordance with the terms and conditions established by the Committee.

7. EXERCISE OF OPTIONS. An Option shall, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment for the Common Stock with respect to which the Option is exercised.

8. NONTRANSFERABILITY. Incentive Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Nonstatutory Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, except as provided by the Committee and specified in the Agreement.

9. DEATH OF OPTIONEE. Upon the death of an Optionee, any Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the legal right to exercise such Option by bequest or inheritance or otherwise, provided that such exercise occurs within one year following date of death and within the remaining Option Period. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Options exercisable on the date of death.

10. RETIREMENT, DISABILITY, AND OTHER TERMINATION. Notwithstanding the designation of an Option in an Agreement as an Incentive Stock Option, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option is not available to an Optionee who exercises any Incentive Option more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement or for other reasons.

11. RESTRICTED STOCK AWARDS. Restricted Stock awards under the Plan shall consist of shares of Common Stock granted to an Employee that are restricted against transfer, subject to forfeiture, and subject to other terms and

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     conditions intended to further the purpose of the Plan as determined by the
     Committee. Restricted Stock awards shall be evidenced by Agreements containing provisions setting forth the terms and conditions governing such awards. Each such Agreement must contain the following:

     a) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the shares awarded as Restricted Stock, (ii) the right to vote such shares, and (iii) the right to receive dividends thereon during the restriction period applicable to such shares; provided, however, that the Optionee shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares;

     b) at least one term, condition, or restriction constituting a "substantial risk of forfeitures" as defined in Section 83(c) of the Code;

     c) such other terms, conditions, and restrictions as the Committee in its discretion chooses to apply to the stock (including, without limitation) provisions creating additional substantial risks of forfeiture);

     d) a requirement that each certificate representing shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

            This certificate and shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Union Planters Corporation Amended and Restated 1992 Stock Incentive Plan and an Agreement entered into between the registered owner and Union Planters Corporation. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Treasurer of Union Planters Corporation.

     e) the applicable period or periods of any terms, conditions, or restrictions applicable to the Restricted Stock; provided, however, that the Committee in its discretion may accelerate the expiration of the applicable restriction period with respect to any part or all of the shares awarded to an Optionee; and

     f) the terms and conditions upon which any restrictions upon shares of Restricted Stock awarded shall lapse and new certificates free of the foregoing legend shall be issued to the Optionee or his legal representative.

           The Committee may include in an Agreement that in the event of an Optionee's termination of employment for any reason prior to the lapse of restrictions, all shares of Restricted Stock shall be forfeited by such Optionee to the Company without payment of any consideration by the Company, and neither the Optionee nor any successors, heirs, assigns, or personal representatives of such Optionee shall thereafter have any further rights or interest in such shares or certificates.

12. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company cash or Common Stock in an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the minimum required withholding tax requirements (but not more than such minimum). For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred. Subject to the foregoing restrictions, all Optionees shall have the right under the Plan to elect to pay withholding taxes in cash, to have shares of Common Stock withheld, or to deliver previously owned shares to satisfy withholding tax requirements upon the exercise of an Option granted under the Plan or upon the acquisition of Restricted Stock free of prior restrictions.


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13.   CAPITAL ADJUSTMENTS. The number and class of shares subject to each outstanding Option or Restricted Stock grant, the Option Price, and the aggregate number and class of shares for which awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations of or by the Company; provided, however, that any such adjustment shall not materially increase the benefits accruing to Plan participants.

14. TERMINATION OR AMENDMENT. The Board shall have the power to terminate the Plan and to amend it in any respect, provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment of the Plan shall be made by the Board without approval of the Company's stockholders to the extent stockholder approval of such amendment is required by applicable law or regulation or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is then listed or quoted. Unless required by applicable law or governmental regulations, no termination or amendment of the Plan shall adversely affect the rights or obligations of the holder of any Option or Restricted Stock granted under the Plan without his consent.

15. MODIFICATION, EXTENSION, RENEWAL AND SUBSTITUTION OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options granted under the Plan. Notwithstanding the foregoing, however, no modification of an Option under the Plan shall, without the consent of the Optionee, alter or impair any of such Optionee's rights or obligations, unless required by applicable law or governmental regulations. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or in part, to the provisions of the options in substitution for which such Options are granted. Such Options shall not be counted toward the (20%) share limit set forth in the last sentence in Section 5, except to the extent it is determined by the Committee that counting such Options is required in order for the grants of such Options hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the rules and regulations thereunder.

16. EFFECTIVENESS OF THE PLAN. Following adoption by the Board, the Plan shall take effect on the date approved by the stockholders of the Company. Notwithstanding any provision to the contrary, all Options and Restricted Stock shall be without force or effect unless the Plan shall have been approved by the stockholders of the Company. Any Plan amendments which require stockholder approval pursuant to Section 14 are subject to approval by vote of the stockholders of the Company within 12 months after their adoption by the Board. Subject to such approval, any such amendments shall be effective on the date on which they are adopted by the Board. Options and Restricted Stock which are dependent upon stockholder approval of a Plan amendment may be granted prior to such approval, but shall be subject to such approval. The date on which any Option or Restricted Stock grant dependent upon stockholder approval of a Plan amendment is effective shall be the Date of Grant for all purposes as if the Option or Restricted Stock grant had not been subject to such approval; however, no Option or Restricted Stock granted may be exercised prior to such stockholder approval.

17.   TERM OF THE PLAN. Unless sooner terminated by the Board pursuant to
      Section 14, the Plan shall terminate on the date ten years after its adoption by the Board, and no Options or Restricted Stock may be granted after termination. The termination shall not affect the validity of any Option or Restricted Stock outstanding on the date of termination.

18. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to

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      which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Restricted Stock granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

19.   GENERAL PROVISIONS.

      a) The establishment of the Plan shall not confer upon any Employee any legal or equitable right against the Company or the Committee except as expressly provided in the Plan.

      b) The Plan does not constitute inducement or consideration for the employment of any Employee, nor is it a contract between the Company and any Employee. Participation in the Plan shall not give any Employee any right to be retained in the employ of the Company. The Company retains the right to hire and discharge any Employee at any time, with or without cause, as if the Plan had never been adopted.

      c) The interests of any Employee under the Plan are not subject to the claims of creditors and may not in any way be assigned, alienated, or encumbered.

      d) The Plan shall be governed, construed, and administered in accordance with the laws of the state of Tennessee and in accordance with the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code, and that Options granted under the Plan to Officers and Directors who are subject to
         Section 16 of the Exchange Act qualify as exempt transactions under Exchange Act Rule 16b-3.

      e) Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.



ORIGINAL PLAN APPROVAL:                                       AMENDMENT NO. 1 APPROVAL:
Board of Directors-- February 20, 1992                        Board of Directors-- October 17, 1996
Shareholders-- April 23, 1992                                 Shareholders-- April 17, 1997


                                                              AMENDMENT NO. 2 APPROVAL:
                                                              Board of Directors -- February 18, 1999
                                                              Shareholders -- April 15, 1999


                                                              AMENDMENT NO. 3 APPROVAL:
                                                              Board of Directors -- July 15, 1999
                                                              Shareholders -- Not required

All of the above amendments are included herein in this Amended and Restated 1992 Stock Incentive Plan.

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